EXHIBIT 23.1


               CONSENT OF CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS


         We have issued our report dated August 12, 1998 accompanying the consolidated financial statements of LecTec Corporation and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                         /s/ Grant Thornton LLP



Minneapolis, Minnesota
February 11, 1999